EXHIBIT 10.9

PROMISSORY NOTE

$515,000.00	Date: May 24, 2016

6200 S Shields Blvd., Oklahoma City, OK 73129

6220 Shields Blvd., Oklahoma City, OK 73129

6220 $ Shields Blvd., Oklahoma City, OK 73129

6209 S Stiles. Oklahoma City, OK 73129

[Property Address]

For value received, the undersigned {jointly and severally, If more than one, promise to pay to the order of Eagle One, LLC, the Principal sum of Five Hundred Fifteen Thousand Dollars and No Cents ($515,000.00), with Interest from date at rate of 6.00 % per centum per annum on the unpaid balance until maturity, and at the same rate per annum alter maturity, until paid. Such Indebtedness shall be payable in 120 installments of Five Thousand Seven Hundred Seventeen Dollars and Fifty Six Cents ($5,717.56), commencing on the 1st day of July, 2016 and on the (1st) day of each month thereafter until the principal and interest are fully paid except that the remainder of principal and interest, if not sooner paid, shalt be due and payable on the 1st day of June, 2026.

Default in the payment of any installment when due, either in whole or in part, at the option of the holder hereof, shall cause the whole principal sum and interest thereon to become due and payable at once, without notice. If,  and as often as, this Note is placed in the hands of ah attorney for collection or to defend or enforce any of the Holders’ rights hereunder, the undersigned agree to pay all costs and expenses in enforcing this note to the extent not prohibited by applicable aw, In addition to other sums due hereunder. The makers and endorsers of this note severally waive demand, protest and notice of demand, protest and nonpayment.

If any payment is not received by the Note Holder by the end of 10 calendar days after the date it is due, a late charge will be due in the amount of 2% of the overdue payment of principal and interest.

The makers of this note may prepay the principal amount outstanding in whole or in part at any time without penalty.

This note I is secured by a Mortgage of even date herewith covering certain real estate and property therein described and located in the County of Oklahoma, in the State of Oklahoma. If all or any part di the right, title, or interest in this Note, or the property secured by the Mortgage is sold or transferred without Note Holder’s prior written consent, Note Holder may, at Note Holder’s option, require immediate payment In full of all sums secured by this Security Instrument.

LEGACY HOUSING LTD.

/s/ Curtis Hodgson
Curtis Hodgson

Manager GPLH, LC, the General Partner of Legacy Housing Ltd.